Exhibit (s)

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

(A registered investment company)

POWER OF ATTORNEY

Each of the undersigned hereby authorizes Lou Anne McInnis, Karen Regan and Omar Tariq, each with full power to act without the other, as attorney-in-fact to sign on his or her behalf in the capacities indicated, and to file (or have filed) with all exhibits thereto a registration statement on Form N-2 (including amendments thereto) with respect to Credit Suisse Asset Management Income Fund, Inc. (the “Fund”).

This power shall be valid as to each of the undersigned until superseded by a subsequent power of attorney or revoked by written notice delivered to the Chief Financial Officer or Secretary of the Fund, such subsequent power or revocation to be effective for each signatory on an individual basis.

IN WITNESS WHEREOF, each of the undersigned has executed this instrument on the date shown.

By:	/s/ Steven N. Rappaport	7/6/21
Steven N. Rappaport		Date
Director and Chairman of the Board

By:	/s/ Laura A. DeFelice	7/6/21
Laura A. DeFelice		Date
Director

By:	/s/ Jeffrey E. Garten	7/12/21
Jeffrey E. Garten		Date
Director

By:	/s/ Mahendra R. Gupta	7/7/21
Mahendra R. Gupta		Date
Director

By:	/s/ John G. Popp	7/7/21
John G. Popp		Date
Director